UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 17, 2007

CENVEO, INC.
(Exact Name of Registrant as Specified in Charter)

Colorado	1-12551	84-1250533
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

One Canterbury Green, 201 Broad Street, Stamford, CT	06901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 595−3000

Not Applicable
Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

[ ] Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

[ ] Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 17, 2007, Cenveo Corporation, a wholly-owned subsidiary of Cenveo, Inc. (“Cenveo”) announced that it had entered into a purchase agreement to acquire all of the outstanding capital stock of Commercial Envelope Manufacturing Co., Inc. (“Commercial Envelope”) from Commercial Envelope’s shareholders.

The purchase price for all of the outstanding capital stock of Commercial Envelope is to be approximately $230 million, subject to adjustment based on Commercial Envelope’s working capital and the amount of Commercial Envelope’s outstanding indebtedness.

Cenveo Corporation and the shareholders of Commercial Envelope have made customary representations, warranties and covenants in the purchase agreement, including covenants regarding operation of the business of Commercial Envelope and its subsidiaries prior to the closing.  The shareholders of Commercial Envelope have also provided Cenveo Corporation with certain indemnities and escrows to partially secure those indemnities.

Consummation of the acquisition is subject to customary conditions, including, without limitation, (i)  absence of any law or order prohibiting the closing, (ii) expiration or termination of the Hart-Scott-Rodino waiting period and certain other regulatory approvals and (iii) the absence of any material adverse effect on the business and operations of Commercial Envelope.

The purchase agreement may be terminated by either Cenveo Corporation or the shareholders of Commercial Envelope under certain circumstances, including if the acquisition is not consummated by November 17, 2007.

The foregoing description of the purchase agreement does not purport to be complete and is qualified in its entirety by reference to the purchase agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The purchase agreement has been included to provide investors with information regarding its terms and is not intended to provide any other factual information about Commercial Envelope or Cenveo or its affiliates. The purchase agreement contains representations and warranties the parties thereto made to and solely for the benefit of each other.  Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of the purchase agreement or a prior, specified date, (ii) in some cases, they are subject to qualifications with respect to materiality, knowledge and/or other matters, and (iii) they are modified in important part by the underlying disclosure schedules, which are not publicly filed.  Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the purchase agreement, which subsequent information may or may not be fully reflected in the public disclosures of Cenveo.

Item 7.01	Regulation FD Disclosure.

For its fiscal year ended February 3, 2007, Commercial Envelope had revenues of approximately $160 million.

A copy of the press release announcing the transaction is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)            Exhibits.

Exhibit Number	Description
2.1*	Stock Purchase Agreement dated as of July 17, 2007 among Cenveo Corporation, Commercial Envelope Manufacturing Co., Inc. and its shareholders

99.1	Press Release of Cenveo, Inc. dated July 17, 2007

*
Schedules to the Stock Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  Cenveo agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 20, 2007

CENVEO, INC.

By:	/s/ Timothy M. Davis
Timothy M. Davis
Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
2.1*	Stock Purchase Agreement dated as of July 17, 2007 among Cenveo Corporation, Commercial Envelope Manufacturing Co., Inc. and its shareholders

99.1	Press Release of Cenveo, Inc. dated July 17, 2007

*
Schedules to the Stock Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  Cenveo agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.